UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 9, 2013 (May 8, 2013)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
On May 8, 2013, The Wet Seal, Inc. (the “Company”) and the Class Representatives of a nationwide class action titled, Nicole Cogdell et al. v. The Wet Seal, Inc., et al., Case No.12-CV-01138 AG (ANx), in the U.S. District Court, Central District of California, filed papers memorializing an amicable resolution pending final court approval.  This nationwide class action was filed on behalf of certain of the Company's current and former African American retail store employees. The complaint alleged various violations under 42 U.S.C. § 1981, including allegations that the Company engaged in disparate treatment discrimination of those African American current and former employees in promotion to management positions and against African American store management employees with respect to compensation and termination from 2008 through the present. Plaintiffs also alleged retaliation. The May 8, 2013 Settlement Agreement provides for a cash payment of $7.5 million and also includes programmatic relief under which the Company agrees to post open positions, implement new selection criteria and interview protocols, revamp its annual performance reviews and compensation structure, add regional human resources directors, implement more diversity and inclusion communications and training for field and corporate office employees, and enhance its investigations training and processes. The Company also has reflected its commitment to use diverse models in its marketing and to partnerships with organizations dedicated to the advancement and well-being of African Americans and other diverse groups.
Item 2.02 Results of Operations and Financial Condition.
On May 9, 2013, the Company issued a press release reporting net sales and comparable store sales of the Company for the fiscal first quarter ended May 4, 2013. Additionally, the Company provided updated guidance for its fiscal 2013 first quarter. A copy of the Company's press release is attached as Exhibit 99.1 to this Current Report on the 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not Applicable.
(b)    Pro Forma Financial Information.
Not Applicable.
(c)    Shell Company Transactions.
Not Applicable.
(d)    Exhibits.
99.1    Press release, dated May 9, 2013, issued by the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: May 9, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release, dated May 9, 2013, issued by the Company.